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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 17/ Amendment No. 17 to Registration Statement No. 333-00165/811-07487 on Form N-4 of our report dated March 24, 2008, relating to the financial statements of each of the Subaccounts of MetLife of CT Separate Account QP for Variable Annuities and the use of our report dated March 26, 2008 (April 1, 2008 as to Note 20) on the consolidated financial statements and financial statement schedules of MetLife Insurance Company of Connecticut and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding changes in MetLife Insurance Company of Connecticut and subsidiaries' method of accounting for deferred acquisition costs as required by accounting guidance adopted on January 1, 2007) both appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" appearing in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 7, 2008